Exhibit 3.3                                           STATE OF NEW YORK
                                                      DEPARTMENT OF STATE
                                                      Filed June 14, 1983

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            New York Film Works, Inc.

               (Under Section 805 of the Business Corporation Law)

      The undersigned, Peter J. Miller and Gerald Cohen, being respectively the President and Secretary of New York Film Works, Inc., do hereby certify that:

      1. The name of the Corporation is New York Film Works, Inc.

      2. The name under which the Corporation was formed was NEW YORK COLOR WORKS, INC.

      3. The Certificate of Incorporation of said Corporation was filed by the Department of State on November 5, 1980, and an amendment to said Certificate was filed on December 14, 1981.

      4. (a) The Corporation is presently authorized to issue 2,000 shares, no par value, of which 601 shares are issued and 1,399 shares are authorized but unissued. The Certificate of Incorporation is hereby amended to change the number of authorized shares the Corporation is authorized to issued to 25,000,000 shares at the par value of $.01 per share. The 601 shares, no par value, presently issued will be exchanged into 6,010,000 shares, par value $.01 per share, at the rate of 10,000 to 1 and the Corporation will have 18,990,000 authorized but unissued shares, par value $.01 per share.

         (b) To effectuate the foregoing, Article FOURTH of the Certificate of Incorporation providing that the aggregate number of shares which the Corporation shall have authority to issue is 2,000 shares of common stock, without par value, is hereby stricken in its entirety, and there is substituted therefor, a new Article FOURTH as follows:

                  "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 25,000,000 shares, all of which shall be common stock, having a par value of $.001 per share.

            5. (a) The Certificate of Incorporation is hereby amended to provided that there shall be no preemptive or preferential rights with respect to the shares of stock which the Corporation is authorized to issue.

                  (b) To effectuate the foregoing a new Article SEVENTH shall be added to the Certificate of Incorporation as follows:

                  "SEVENTH: No shareholder of the Corporation shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation, now or hereafter to be authorized, or any other securities convertible into or carrying rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or the issuance of shares upon exercise of any rights or options or upon conversion of such other securities would adversely affect the dividend or voting rights of such shareholder. The Board of Directors may issue, and grant rights or options to purchase, shares of any class of the Corporation, now or hereafter to be authorized, or any other securities convertible into or carrying rights or options to purchase shares of any class, now or hereafter to be authorized, without offering any such shares of other securities, either in whole or in part, to the shareholders of any class."

            6. The foregoing amendments to the Certificate of Incorporation was authorized by the unanimous written consent of the holders of all of the shares of the Corporation entitled to vote thereon.

      IN WITNESS WHEREOF, we have signed this Certificate on the 31st day of May, 1983 and we affirm the statements contained therein are true under the penalty of perjury.


                                        /s/ Peter J. Miller
                                        -------------------------------
                                        Peter J. Miller, President


                                        /s/ Gerald Cohen
                                        -------------------------------
                                        Gerald Cohen, Secretary